TRIPARTITE AGREEMENT
                               REGARDING
                PRODUCER CONTRIBUTIONS TO DWIPUTRA COSTS


THIS AGREEMENT is made and entered effective as of 1 January, 1995 (the "Effective Date"), by and among PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA (PERTAMINA) ("PERTAMINA"); MOBIL OIL INDONESIA INC. ("MOBIL"); and VIRGINIA INDONESIA COMPANY, TOTAL INDONESIE, and UNOCAL INDONESIA COMPANY, acting on behalf of themselves and all other LNG producers in the East Kalimantan Production Sharing Contracts (collectively, the "EAST KALIMANTAN PRODUCERS").

WHEREAS PERTAMINA has entered into a charter party dated 2 June 1994 with Pacific LNG Transport Limited for the vessel "DwiPutra" (the "Dwiputra"), in connection with which PERTAMINA is obligated to pay charter hire payments to Pacific LNG Transport Limited and the costs of bunker fuel and diesel, liquid nitrogen and utilities to others; and

WHEREAS MOBIL and the EAST KALIMANTAN PRODUCERS have reached agreement on a procedure for contributing to the payment of the costs of the Dwiputra.

NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements herein contained, it is hereby agreed as follows:

1. The provisions of this Agreement will apply as if this Agreement were entered into on the Effective Date. Unless otherwise agreed by the parties hereto, this Agreement will continue in force until the expiry or other termination of the charter party for the Dwiputra, notwithstanding any amendment, revision, extension or renewal of such charter party.

2. The provisions of this Agreement will apply to all voyages of the Dwiputra commencing on or after the Effective Date. A voyage will be deemed to commence with the commencement of loading of a cargo in respect of that voyage.

3. The EAST KALIMANTAN PRODUCERS shall enter into a Disbursement Trustee and Paying Agent Agreement with Continental Bank International or other international bank as may be agreed between the parties hereto (the "Trustee") to establish the Trustee as the Disbursement Trustee for a new Disbursement Trust Account related to the Dwiputra (the "Dwiputra Trust"). It is the intention of the parties hereto that the respective balances in the existing Bonny Disbursement Trustee and Paying Agent Agreement dated 8 December 1990, as amended, (the "Bonny Trust") due to MOBIL and the EAST KALIMANTAN PRODUCERS shall be determined and distributed to the respective parties, and that the Bonny Trust shall thereupon be terminated in its entirety as soon as possible but no later than 30 June 1995. It is the further intention of the parties that Tripartite
     Agreement: Bonny and SS Lake Charles shall be terminated in its entirety at the same time the Bonny Trust is terminated. It is acknowledged that implementation and administration of the Dwiputra Trust and all agreements related thereto will be the sole responsibility of the EAST KALIMANTAN PRODUCERS.

4. The parties hereto agree that for the eight Dwiputra cargoes scheduled to be loaded at the Arun plant in the 1995 Annual Program, PERTAMINA and MOBIL will instruct the trustee under the respective trustee and paying agent agreement for the relevant sales agreement for the applicable Dwiputra cargo to make payments from the cargo proceeds to the Dwiputra Trust equivalent to US$0.7766 per MMBTU delivered under the relevant sales agreement, provided that pending finalization of the Dwiputra Trust, PERTAMINA and MOBIL will instruct the trustee to make such payments to the Bonny Trust instead, and such payments shall be treated hereunder as if they had been made to the Dwiputra Trust. Such payments will be due and payable to the Dwiputra Trust immediately upon receipt of payment from the buyer under the relevant sales contract. As long as the number and cargo designation of Dwiputra cargoes delivered from Arun in the 1995 Annual Program does not change, such payments represent full and final settlement in respect of MOBIL's contribution to the costs of the Dwiputra, no interplant accounting or other financial adjustments will be required or be made in respect of payments due from MOBIL for the Dwiputra, and the EAST KALIMANTAN PRODUCERS will bear full responsibility for all costs and/or other liabilities related to the Dwiputra. The parties hereto shall endeavor to ensure that the Dwiputra cargoes scheduled from Arun in the 1995 Annual Program do not change with respect to the number or cargo designation. If the number of Dwiputra voyages from Arun or the cargo designation of such voyages is different from that specified in the 1995 Annual Program, the parties hereto shall meet and discuss whether the foregoing payment procedures should be revised.

5. If in any subsequent years there are to be additional Dwiputra cargoes delivered from Arun other than those cargoes subject to paragraph 4 above, the parties shall meet and discuss the terms and conditions to be applicable to such additional cargoes.

6. This Agreement will be governed and construed in accordance with the laws of the State of New York, United States of America.

7. This Agreement may be executed in multiple counterparts, each of which will be an original and all of which will constitute one and the same agreement, and will be effective as to all parties when each party has executed and delivered at least one counterpart, regardless of whether all parties execute the same counterpart.

IN WITNESS HEREOF the parties have cause the execution of this Agreement through the signature of their authorized representatives set forth below.

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA (PERTAMINA)

By:    /S/
Name:  SOEGIANTO
Title:         Sr. V.P. Director Finance Corporate

MOBIL OIL INDONESIA INC.

By:    /S/
Name:  S.R. Hemmeline
Title:         Vice President Gas Products


THE "EAST KALIMANTAN PRODUCERS":

VIRGINIA INDONESIA COMPANY

By:    /S/
Name:  C.L. Harris
Title:         Vice President LNG

TOTAL INDONESIE

By:    /S/
Name:  J.M. Hosanski
Title:         Vice President LNG

UNOCAL INDONESIA COMPANY

By:    /S/
Name:  S.G. Leson
Title:         Vice President LNG Operations